UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

Horsehead Holding Corp. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205 (Address of principal executive offices, including zip code)

724-774-1020 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Additional Notes

On June 3, 2013, Horsehead Holding Corp. (the “Company”) completed the sale to certain purchasers of an additional $20.0 million in aggregate principal amount of its 10.50% Senior Secured Notes due 2017 (the “Additional Notes”) at an issue price of 106.5% of the principal amount of the Additional Notes plus accrued interest from June 1, 2013, in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended.  The Additional Notes were issued pursuant to an Indenture, dated as of July 26, 2012 (as amended or supplemented, the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and as collateral agent (the “Trustee”), under which the Company previously issued $175.0 million in aggregate principal amount of its 10.50% Senior Secured Notes due 2017 (the “Initial Notes”). The Initial Notes and Additional Notes (collectively, the “Notes”) will not, until the first anniversary of the issuance of the Additional Notes, trade fungibly, but have identical terms and shall be treated as a single class for all purposes under the Indenture.  For all purposes of the Indenture and the Collateral Agreements, the term “Notes” shall include the Additional Notes.  Capitalized terms used herein without definition have the respective meanings ascribed to them in the Indenture.

The Company intends to use the proceeds from the issuance of the Additional Notes for general corporate purposes, including working capital needs, investment in business initiatives and capital expenditures.  The Company used cash on hand to pay fees and expenses in connection with the offering.

Supplemental Indenture

The Additional Notes were issued pursuant to a supplemental indenture to the Indenture, dated as of June 3, 2013, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”).

The Notes pay interest at a rate of 10.50% per annum, payable in cash semi-annually, in arrears, on June 1 and December 1 of each year.  The Notes mature on June 1, 2017.

The Notes are fully and unconditionally guaranteed, on a senior secured basis, by the Company’s existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries.

The Notes and the related guarantees are secured by a first-priority lien on all of the Company’s and the Guarantors’ existing and future property and assets, whether real, personal or mixed (other than certain excluded assets), subject to certain permitted liens; provided that the lien on the accounts receivable, inventory, certain deposit accounts, cash and certain other assets and, in each case, the proceeds thereof, of Horsehead Corporation, the Company’s principal operating subsidiary (“Horsehead”), and the Guarantors under Horsehead’s revolving credit facility (as amended, the “ABL Facility”) are a second-priority lien.

The Notes are the Company’s and the Guarantors’ senior secured obligations. The Notes and the guarantees rank equal in right of payment with any of the Company’s and the Guarantors’ senior indebtedness, including indebtedness under the Company’s 3.80% Convertible Notes due 2017 (the “Convertible Notes”) and the ABL Facility. The Notes and the guarantees rank senior in right of payment to any of the Company’s and the Guarantors’ future indebtedness that is expressly subordinated to the Notes or guarantees. The Notes and the guarantees are effectively senior to any of the Company’s or the Guarantors’ unsecured indebtedness, including the Convertible Notes, to the extent of the value of the collateral securing the Notes. With respect to the collateral securing the Notes, the Notes and the guarantees are effectively junior to the Company’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the collateral securing the ABL Facility on a first-lien basis, and effectively senior to the Company’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the collateral securing the ABL Facility on a second-lien basis.

So long as the Company’s new zinc facility in Rutherford County, North Carolina (the “new zinc facility”) is operating and is fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may redeem some or all of the Notes on or after June 1, 2015 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption. If the new zinc facility is not operating and fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may redeem some or all of the Notes, on or after June 1, 2016 at a redemption price equal to 105.25%, plus accrued and unpaid interest, if any, to the date of redemption. Prior to June 1, 2015, the Company may redeem up to 35.0% of the aggregate principal amount of the Notes at a redemption price equal to 110.50%, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, so long as the new zinc facility is operating and is fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may, at its option, redeem some or all of the Notes prior to June 1, 2015, by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption.  If the new zinc facility is not operating and fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may, at its option, redeem some or all of the Notes prior to June 1, 2016, by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) declare or pay dividends, redeem capital stock or make other distributions to stockholders; (iii) make investments and acquire assets; (iv) sell or transfer certain assets; (v) enter into transactions with affiliates; (vi) create liens or use assets as security in other transactions; (vii) enter into sale and leaseback transactions; (viii) merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets; and (ix) make certain payments on indebtedness.  The Indenture also provides for customary events of default.

The foregoing description is qualified in its entirety by reference to the complete text of the Supplemental Indenture filed as Exhibit 4.1 hereto and incorporated herein by reference and to the complete text of the Indenture filed as Exhibit 4.1 to the Company’s Form 8-K filed on July 30, 2012 and incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation

The information set forth under “Supplemental Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 4, 2013.

HORSEHEAD HOLDING CORP.

By:		/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of June 3, 2013, among Horsehead Holding Corp., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent.